UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 11-K

☒	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2024
or

☐	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____________to_____________

Commission File Number 001-35081

A.    Full title of the plan and the address of the plan, if different from that of the issuer named below:

KINDER MORGAN SAVINGS PLAN

B.    Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

Kinder Morgan, Inc.
1001 Louisiana Street, Suite 1000
Houston, Texas 77002

Kinder Morgan Savings Plan
*Other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, as amended, have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Fiduciary Committee and Plan Participants of
Kinder Morgan Savings Plan

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of the Kinder Morgan Savings Plan (the Plan) as of December 31, 2024 and 2023, and the related statement of changes in net assets available for benefits for the year ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2024 and 2023, and the changes in net assets available for benefits for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of Plan management (Management). Our responsibility is to express an opinion on the financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by Management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Schedule

The supplemental information in the accompanying Schedule of Assets (Held at End of Year) as of December 31, 2024, has been subjected to audit procedures performed in conjunction with the audit of the financial statements. The supplemental schedule is the responsibility of Management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in conformity with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental schedule is fairly stated, in all material respects, in relation to the financial statements taken as a whole.

/s/ McConnell & Jones LLP

Houston, Texas
June 24, 2025

We have served as the Plan’s auditor since 2023.

Kinder Morgan Savings Plan
Statements of Net Assets Available for Benefits
(In thousands)

	December 31,
	2024	2023
Assets
Investments, at fair value (Notes 2, 3 and 4)	$2,678,166	$2,406,024
Fully benefit-responsive investment contracts at contract value	195,472	211,009
Notes receivable from Participants	60,316	55,830
Other receivable	103	75
Total assets	2,934,057	2,672,938

Liabilities
Administrative expenses payable	303	444
Total liabilities	303	444

Net assets available for benefits	$2,933,754	$2,672,494

The accompanying notes are an integral part of these financial statements.

Kinder Morgan Savings Plan
Statement of Changes in Net Assets Available for Benefits
(In thousands)

Year Ended December 31, 2024
Additions to net assets attributable to:
Investment income:
Interest income	$2,088
Dividend income	15,237
Net appreciation in fair value of investments	344,396
Net investment income	361,721

Interest income on notes receivable from Participants	4,921

Contributions:
Participant contributions	107,110
Company contributions	55,817
Rollovers	11,959
Total contributions	174,886

Total additions	541,528

Deductions from net assets attributable to:
Benefits paid to Participants	277,098
Administrative fees	3,170
Total deductions	280,268

Net increase in net assets available for benefits	261,260

Net assets available for benefits
Beginning of year	2,672,494
End of year	$2,933,754

The accompanying notes are an integral part of this financial statement.

Kinder Morgan Savings Plan Notes to Financial Statements

1. DESCRIPTION OF THE PLAN

General

The following description of the Kinder Morgan Savings Plan (the Plan) provides only general information. Plan participants (Participants) should refer to the Plan document for a more complete description of the Plan’s provisions.

The Plan is a defined contribution plan established in 1945 for the benefit of eligible employees of Kinder Morgan, Inc. (the Company) and generally covers all full-time employees and part-time employees. Effective January 1, 2025, all employees were moved from Kinder Morgan, Inc. to KMGP Services Company, Inc. Certain employee classifications and some employees covered by collective bargaining agreements are not covered by the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Plan Administration

The Plan is administered by the Company’s Fiduciary Committee. Empower Retirement, LLC provides recordkeeping services for the Plan. The maintenance and custody of the Plan assets is administered by Empower Trust Company (the Trustee). Invesco Trust Company (Invesco) manages a separate account, known as the Stable Value Fund (the Fund) (see Note 3). Invesco serves as the custodian for the Stable Value Fund.

Contributions

Participants may elect to make pre-tax or after-tax Roth contributions from 1% to 50% of their eligible annual compensation, limited by requirements of the Internal Revenue Code (IRC). Participants may discontinue their election to contribute at any time. Participants hired on or after January 1, 2020 (New Participants) are automatically enrolled in the Plan with a pre-tax contribution rate of 6% of their eligible compensation unless they opt out or make a different contribution election. Participants hired prior to January 1, 2020 were automatically enrolled in the Plan with a pre-tax contribution rate of 3% of their eligible compensation unless they opted out or made a different contribution election. Participants who do not opt out of automatic enrollment are also enrolled in automatic escalation.

The Company has established a pre-tax contribution goal rate of 12% (SmartGoal) for New Participants and 8% for all other Participants. Every February, Participants who have not opted out of automatic escalation and who have a contribution rate below the SmartGoal will automatically have a 1% increase in their contribution rate until the Participant meets the SmartGoal. Participants can opt out of the SmartGoal at any time. Participants can also create their own automatic escalation schedules at any time. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans to the Plan.

The Company contributes 5% of eligible compensation to each Participant’s account each pay period, except for Company contributions for bargaining Participants who follow the respective collective bargaining agreements and part-time employees who are not eligible for Company contributions until they have attained 1,000 hours of service in a calendar year. All Company contributions are invested according to Participants’ investment elections on file or the default, if no election is filed. Participants can transfer from the default fund(s) to any other available investment fund(s) at any time.

Participant Accounts

Each Participant’s account is credited with Participant contributions, Company contributions, and earnings. Participant accounts are charged a quarterly fee for administrative expenses. The benefit to which a Participant is entitled is the Participant’s vested account balance.

Benefits/Vesting

Company contributions vest on the second anniversary of the date of hire. Vesting of Company contributions for bargaining Participants will follow the respective collective bargaining agreements.

Participant contributions may be withdrawn in the event of unusual expenses connected with illness or disability, for college or funeral expenses for a Participant or his or her dependents, for the repair of damage to a primary residence caused by fire, storm, federally declared disaster, or other casualties. Additional options available under the Plan include withdrawals for the purchase of a primary residence, for qualified births or adoptions, or for victims of domestic abuse, as defined in the Plan

Kinder Morgan Savings Plan Notes to Financial Statements

document. If not withdrawn earlier, a Participant’s account will be available for distribution, rollover, or payable in the event of termination of employment, death, or termination of the Plan. If upon termination, a Participant’s account is $1,000 or less, a lump-sum distribution will automatically be made. If a Participant’s account is greater than $1,000, the Participant’s distribution options are: lump-sum distribution, partial distribution, or periodic installments. Upon termination, Participants whose accounts exceed $1,000 and who choose to leave their accounts in the Plan would be subject to minimum distributions by age 73, as required under the IRC.

Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, subject to the provisions of ERISA. In the event of Plan termination, Participants would become fully vested in Company contributions.

Notes Receivable from Participants

Participants may borrow, from the vested portion of their Plan accounts, a minimum of $1,000 up to a maximum equal to the lesser of 50% of their vested balance or $50,000, minus the highest outstanding loan balance from the previous 12 months. The Participants’ loans are secured by their vested balances. All loans are charged an interest rate equal to the prime rate on the first business day of the month of issuance plus 2% and the rate remains fixed during the life of the loan. The loans are subject to certain restrictions as defined in the Plan document and applicable restrictions under the IRC.

Forfeitures

Forfeitures of non-vested Company contributions remain in the Plan and earn interest income. Forfeited balances of terminated Participants’ non-vested accounts may be used to reinstate previously forfeited amounts, offset future Company contributions to the Plan or pay Plan administrative expenses. For the year ended December 31, 2024, terminated Participants forfeited $1,578,000 of Company contributions, and available forfeited balances including earnings in the amount of $1,607,000 were used to reduce Company contributions.

Recent Legislation

The Setting Every Community Up for Retirement Enhancement Act (SECURE Act) was enacted in December 2019 and became effective January 1, 2020. On December 29, 2022, the SECURE 2.0 Act was signed into law, which built on the original SECURE Act’s focus on expanding retirement plan coverage and participation. The Plan has incorporated all required changes prescribed under the SECURE Act and the SECURE 2.0 Act in its Plan document by the deadlines prescribed in the legislation and will continue to implement required changes by the required deadlines. The Plan has incorporated some voluntary provisions of the SECURE Act and the SECURE 2.0 Act and may opt to include other voluntary provisions in the future.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with the accounting principles contained in the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification, the single source of generally accepted accounting principles in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of the Plan’s financial statements in conformity with U.S. GAAP requires the Plan’s management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities and changes therein and the disclosure of contingent assets and liabilities and changes therein. Actual results could differ from these estimates.

Kinder Morgan Savings Plan Notes to Financial Statements

Risks and Uncertainties

The Plan provides for investments in various investment securities. Investments, in general, are exposed to various risks, such as interest rate, credit and overall market volatility risk. Due to the level of risk associated with certain investments, it is reasonably possible that changes in the values of investments will occur in the near term and that such changes could materially affect Participants’ account balances and the amounts shown in the accompanying Statements of Net Assets Available for Benefits and Statement of Changes in Net Assets Available for Benefits.

Investment Valuation and Income Recognition

Investments are generally reported at fair value (as disclosed in Note 4), with the exception of fully benefit-responsive investment contracts (FBRIC), as explained below.

FBRIC are held in the Fund and are accounted for at contract value. Contract value is the relevant measure for the portion of the net assets available for benefits of a defined contribution plan attributable to FBRIC because contract value is the amount Participants would normally receive if they were to initiate permitted transactions under the terms of the Plan.

The Plan presents in the accompanying Statement of Changes in Net Assets Available for Benefits the net appreciation in the fair value of investments, which consists of realized gains and losses, and the net change in unrealized appreciation (depreciation) on investments. Unrealized appreciation (depreciation) is the difference between the fair value of the investment at the end of the current year and the cost of the investment, if acquired during the Plan year, or the fair value of the investment at the beginning of the Plan year. Purchases and sales of the funds are reflected on a trade date basis. Interest income is recognized when earned. Dividends are recognized on the ex-dividend date.

Notes Receivable from Participants

Notes receivable from Participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Interest income is recorded on an accrual basis. No allowance for credit losses has been recorded as of December 31, 2024 and 2023. Delinquent notes receivable from Participants are reclassified as distributions based upon the terms of the Plan document.

Administrative and Investment Expenses

General administrative expenses are paid by the Plan through the quarterly per Participant administrative fees. Expenses associated with any Qualified Domestic Relations Orders, loans and distributions are paid by the Participants who incur these services. Fees for any administrative expenses not covered by the quarterly per Participant administrative fees are paid by the Company. Investment expenses are included within “Net appreciation in fair value of investments” on our accompanying Statement of Changes in Net Assets Available for Benefits.

Payment of Benefits

Benefits are recorded when paid.

Subsequent Events

Plan management has evaluated all subsequent events through June 24, 2025, which is the date the financial statements were issued, and has concluded that there are no other significant events to be reported.

3. INVESTMENT CONTRACTS

The Plan, through the Fund, holds investments in common collective trust funds and a money market fund. To reduce the risk of market losses on these investments, the Fund entered into synthetic investment contracts with financial institutions and insurance companies. A synthetic guaranteed investment contract (GIC) includes a wrapper contract, which is an agreement for the wrap issuer, such as a bank or insurance company, to make payments to the Fund in certain circumstances. With synthetic GICs, the underlying investments are owned by the Fund and held in trust for Plan Participants. The wrapper contract amortizes the realized and unrealized gains and losses on the underlying fixed income investments, typically over the duration of the investment, through adjustments to the future interest crediting rate. The issuer of the wrapper contract provides

Kinder Morgan Savings Plan Notes to Financial Statements

assurance that the adjustments to the interest crediting rate do not result in a future interest crediting rate that is less than zero. Synthetic investment contracts enable its participants to transact at the investments’ contract value by protecting the principal amount invested over a specified period of time. These synthetic investment contracts are fully benefit-responsive, and their contract value is reflected in the accompanying Statements of Net Assets Available for Benefits. Contract value represents the original cost of the contract, plus interest (based upon the crediting rates of the underlying contracts) and deposits, reduced by administrative fees, transfers out, and withdrawals.

Under certain events, the amounts withdrawn from investment contracts may be payable at fair value rather than contract value. These events include termination of the Plan, a material adverse change to the provisions of the Plan, if the Company elects to withdraw from an investment contract or if the terms of a successor plan do not meet the contract issuer’s criteria for the issuance of a similar contract. In some cases, an investment contract issuer may terminate a contract with the Plan and settle at an amount different than the contract value. Examples of these events include the Plan’s loss of its qualified status, material breaches of responsibilities that are not cured or material and adverse changes to the provisions of the Plan.

4. FAIR VALUE MEASUREMENTS

Fair value is a market-based measurement that is determined based on assumptions (inputs) that market participants would use in pricing an asset or liability. Inputs may be observable or unobservable, and valuation techniques used to measure fair value should maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The Plan uses a hierarchical disclosure framework that ranks the quality and reliability of information used to determine fair values.

The hierarchy is associated with the level of pricing observability utilized in measuring fair value and defines three levels of inputs to the fair value measurement process—quoted prices are the most reliable valuation inputs, whereas model values that include inputs based on unobservable data are the least reliable.

The three broad levels of inputs defined by the fair value hierarchy are as follows:

Level 1    Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access at the measurement date.

Level 2    Inputs to the valuation methodology include:
•Quoted prices for similar assets or liabilities in active markets;
•Quoted prices for identical or similar assets or liabilities in inactive markets;
•Inputs other than quoted prices that are observable for the asset or liability; and
•Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3    Unobservable inputs for the asset or liability. These unobservable inputs reflect the entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances (which might include the reporting entity’s own data).

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

In determining fair value, the Plan uses two different approaches (the market approach and the income approach) depending on the nature of the assets and liabilities. The market approach uses prices and other relevant data based on market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount, with the measurement based on the value indicated by current market expectations about those future amounts.

Kinder Morgan Savings Plan Notes to Financial Statements

Following is a description of the valuation methodologies and approaches used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2024 and 2023.

Common equity and exchange traded funds: Valued at the closing price reported on the active market on which the individual securities are traded. (Market approach)

Corporate bonds included within Self-directed brokerage accounts: Valued using pricing models maximizing the use of observable inputs for similar securities. This includes basing value on yields currently available on comparable securities of issuers with similar credit ratings. (Income approach)

Registered investment companies (mutual funds): Valued at the daily closing price as reported by the mutual fund. Mutual funds held by the Plan are open-end mutual funds that are registered with the Securities and Exchange Commission. These funds are required to publish their daily net asset value (NAV) and to transact at that price. The mutual funds held by the Plan are deemed to be actively traded. (Market approach)

The following tables set forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31, 2024 and 2023:

	Assets at Fair Value as of December 31, 2024
	Level 1	Level 2	Total
	(In thousands)
Kinder Morgan, Inc. Common Stock	$94,902	$—	$94,902
Registered investment companies (mutual funds)	139,325	—	139,325
Self-directed brokerage accounts	89,987	3,707	93,694
Total assets in the fair value hierarchy	$324,214	$3,707	327,921
Investments measured at NAV(a)			2,350,245
Investments at fair value			$2,678,166

	Assets at Fair Value as of December 31, 2023
	Level 1	Level 2	Total
	(In thousands)
Kinder Morgan, Inc. Common Stock	$66,931	$—	$66,931
Registered investment companies (mutual funds)	128,220	—	128,220
Self-directed brokerage accounts	72,747	4,165	76,912
Total assets in the fair value hierarchy	$267,898	$4,165	272,063
Investments measured at NAV(a)			2,133,961
Investments at fair value			$2,406,024
(a)In accordance with the FASB’s Accounting Standards Codification Subtopic 820-10, certain investments that were measured using NAV as a practical expedient per share (or its equivalent) have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the line items presented in the Statements of Net Assets Available for Benefits.

Fair Value of Investments in Entities that Use NAV

The fair value of common collective trusts based on NAV as a practical expedient as of December 31, 2024 and 2023 were $2,350,245,000 and $2,133,961,000, respectively. The common collective trusts held in the Plan have no unfunded commitments, redemption frequencies are daily and redemption periods range from 0 to 15 days.

5. TAX STATUS

The Plan is qualified under the IRC as exempt from federal income taxes, and the Plan received a favorable determination letter from the Internal Revenue Service on March 21, 2016. The Plan has been amended since receiving this determination; however, the Company’s Fiduciary Committee believes that the Plan is currently designed and being operated in compliance

Kinder Morgan Savings Plan Notes to Financial Statements

with the applicable requirements of the IRC. Therefore, the Company’s Fiduciary Committee believes that the Plan was tax exempt as of the financial statement dates. Company contributions to the Plan and all earnings from Plan investments are not taxable to Participants until a partial or complete distribution of such contributions and associated accumulated earnings are made.

U.S. GAAP requires plan management to evaluate tax positions taken by the plan and recognize a tax liability if the plan has taken an uncertain tax position that may not be sustained upon examination by the IRS. The Plan is subject to routine audits by taxing jurisdictions; however there are currently no audits for any tax periods in progress.

6. PARTY-IN-INTEREST TRANSACTIONS

Certain Plan investments are in accounts managed by the Trustee and Invesco. The Plan has notes receivable from certain Participants and has investments in shares of the Company’s common stock. These transactions qualify as party-in-interest transactions, as defined by ERISA. However, such transactions are permitted under the provisions of the Plan and are exempt from the prohibition of party-in-interest transactions under ERISA. Administrative expenses associated with Plan administration, recordkeeping and investment management fees are paid by the Plan to certain related parties-in-interest.

7. RECONCILIATION OF THE PLAN FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of the Plan’s net assets available for benefits per the accompanying financial statements to the net assets per Form 5500:

	December 31,
	2024	2023
	(In thousands)
Net assets available for benefits per the financial statements	$2,933,754	$2,672,494
Difference between fair value and contract value for interest in Stable Value Fund relating to fully benefit-responsive investment contracts	(13,374)	(14,645)
Net assets per Form 5500	$2,920,380	$2,657,849

The following is a reconciliation of the change in net assets available for benefits per the accompanying financial statements to the net income per Form 5500:

Year Ended December 31, 2024
(In thousands)
Net increase in net assets available for benefits per the financial statements	$261,260
Change in difference between fair value and contract value for interest in Stable Value Fund relating to fully benefit-responsive investment contracts	1,271
Net income per Form 5500	$262,531

Kinder Morgan Savings Plan
Schedule H, Part IV, Line 4i - Schedule of Assets (Held at End of Year)
As of December 31, 2024
(In thousands)
EIN: 80-0682103
PN: 002
(a) (b) Identity of Issue, Borrower, Lessor or Similar Party	(c) Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par or Maturity Value	(e) Current Value**
Mutual Fund
Dodge & Cox Stock Fund	Registered Investment Company	$135,768
	Total Mutual Fund	135,768
Common Collective Trust
State Street S&P 500 Index Securities Lending Series Fund Class I	Common Collective Trust	515,462
State Street Global All Cap Equity Ex-U.S. Index Securities Lending Fund Class I	Common Collective Trust	227,210
William Blair Large Cap Growth CIT	Common Collective Trust	197,232
State Street Russell Small/Mid Cap Index Securities Lending Series Fund Class I	Common Collective Trust	150,583
State Street U.S. Bond Index Securities Lending Series Fund Class I	Common Collective Trust	148,350
State Street Target Retirement 2030 Securities Lending Series Fund Class I	Common Collective Trust	129,962
State Street Target Retirement 2040 Securities Lending Series Fund Class I	Common Collective Trust	123,939
State Street Target Retirement 2045 Securities Lending Series Fund Class I	Common Collective Trust	111,027
Loomis Sayles Core Plus Fixed Income Fund Class B	Common Collective Trust	106,325
State Street Target Retirement 2035 Securities Lending Series Fund Class I	Common Collective Trust	96,096
State Street Target Retirement 2050 Securities Lending Series Fund Class I	Common Collective Trust	95,986
State Street Target Retirement 2025 Securities Lending Series Fund Class I	Common Collective Trust	88,825
Westfield Small/Mid Cap Growth Equity Class C	Common Collective Trust	77,625
State Street Target Retirement 2055 Securities Lending Series Fund Class I	Common Collective Trust	61,873
MFS International Equity CIT Class 7	Common Collective Trust	56,440
State Street Target Retirement 2020 Securities Lending Series Fund Class I	Common Collective Trust	55,027
State Street Target Retirement Income Securities Lending Series Fund Class I	Common Collective Trust	47,923
TS&W SMid Cap Value CIT Class D	Common Collective Trust	26,961
State Street Target Retirement 2060 Securities Lending Series Fund Class I	Common Collective Trust	25,568
State Street Target Retirement 2065 Securities Lending Series Fund Class I	Common Collective Trust	7,831
	Total Common Collective Trust	2,350,245

Kinder Morgan Savings Plan (Continued)
Schedule H, Part IV, Line 4i - Schedule of Assets (Held at End of Year)
As of December 31, 2024
(In thousands)
EIN: 80-0682103
PN: 002
(a)	(b) Identity of Issue, Borrower, Lessor or Similar Party	(c) Description of Investment Including Maturity Date, Rate of Interest, Collateral, Par or Maturity Value	(e) Current Value**
Self-Directed Brokerage Account
	Self-Directed Brokerage Account	Common Stock, Interest-bearing Cash, Bonds, Exchange Traded Funds, and Mutual Funds	93,669
*	Self-Directed Brokerage Account	Kinder Morgan, Inc. Common Stock	25
		Total Self-Directed Brokerage Account	93,694
Stable Value Fund
*	IGT Invesco High Quality Short-term Bond Fund	Common Collective Trust	86,683
*	IGT Invesco A or Better Intermediate Fund	Common Collective Trust	19,084
*	IGT Jennison A or Better Intermediate Fund	Common Collective Trust	19,032
*	IGT Loomis Sayles A or Better Core Fixed Income Fund	Common Collective Trust	9,575
*	IGT Loomis Sayles A or Better Intermediate Fund	Common Collective Trust	9,575
*	IGT Invesco A or Better Core Fixed Income Fund	Common Collective Trust	9,552
*	IGT PIMCO A or Better Core Fixed Income Fund	Common Collective Trust	9,548
*	IGT Dodge and Cox A or Better Core Fund	Common Collective Trust	9,535
*	IGT PIMCO A or Better Intermediate Fund	Common Collective Trust	9,514
		Total Wrapped Holdings	182,098
	Morgan Stanley Institutional Liquidity Government Portfolio	Registered Investment Company	3,557
		Total Stable Value Fund	185,655
Kinder Morgan Stock Fund
*	Kinder Morgan, Inc.	Kinder Morgan, Inc. Common Stock	94,902
Participant Loans
*	The Plan	Participant loans with terms ranging from 0 to 30 years and interest rates ranging from 3.25% to 10.50%	60,316
		Total Assets (Held at End of Year)	$2,920,580

*	Represents party-in-interest transactions (Note 6).
**	Cost information is not required for participant directed investments.

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of McConnell & Jones LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Kinder Morgan, Inc.’s Fiduciary Committee has duly caused this annual report to be signed by the undersigned hereunto duly authorized.

KINDER MORGAN SAVINGS PLAN

	By:	/s/ Matthew Wojtalewicz
Matthew Wojtalewicz
Chairperson of the Fiduciary Committee of
Kinder Morgan, Inc.
Date: June 24, 2025